UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2020 (August 4, 2020)

TETRA Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 4, 2020, TETRA Technologies, Inc. (“TETRA” or the “Company”) filed a Current Report on Form 8-K furnishing under Items 2.02 and 9.01 of Form 8-K the Company’s press release announcing its unaudited financial results for the three and six months ended June 30, 2020 (the “Original Filing”). The full text of the press release was included as Exhibit 99.1 to the Original Filing. The purpose of this Current Report on Form 8-K/A is to reflect the impact of a subsequent bankruptcy announcement by one of the Company’s off-shore completion fluids customers on the Company’s results and to amend the financial tables that were included in Exhibit 99.1 to the Original Filing accordingly.

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2020, after TETRA had released earnings but before the Company had filed its Form 10-Q for the three and six months ended June 30, 2020, one of the Company’s offshore completion fluids customers announced it had filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Customer Bankruptcy”). As a result of the Customer Bankruptcy, TETRA recorded bad debt expense of approximately $2.8 million in the three and six months ended June 30, 2020 to reflect TETRA’s assessment of the collectability of the outstanding receivable from that customer.

On August 7, 2020, TETRA issued a news release announcing its amended financial results for the three and six months ended June 30, 2020. The press release and amended financial results are furnished as Exhibit 99.1 to this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release dated August 7, 2020 issued by TETRA Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Brady M. Murphy
Brady M. Murphy
President and Chief Executive Officer

Date: August 7, 2020

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